Exhibit 99.1

Edgewater Technology Announces Favorable Revision of Results for
Fourth Quarter and Full Year 2003; Revised Earnings Per Share of $0.08
for 2003

    WAKEFIELD, Mass.--(BUSINESS WIRE)--March 18, 2004--Custom development and system integration consulting firm, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company") today announced that it was reporting a favorable revision of financial results for its fourth quarter and fiscal year ended December 31, 2003.
    On February 11, 2004, Edgewater Technology, Inc. reported its results of operations for its fourth quarter ended December 31, 2003 and the full year 2003 (the "Earnings Announcement"), which included a $7.4 million accrual (the "Tax Accrual") to discontinued operations for IRS assessments related to the Company's former staffing businesses (the "Tax Assessment").
    The Company is currently announcing that it successfully resolved a significant portion of the Tax Assessment, resulting in the reversal of $6.4 million of the Tax Accrual. Therefore, the Company has revised the fourth quarter and year-end 2003 results that were previously announced in the Earnings Announcement (the "Revision").
    The Tax Accrual was initially recorded for the Tax Assessment (1) because the Company was not in possession of records related to the Company's former staffing businesses that were necessary to resolve certain discrepancies between amounts of withholding and employment taxes reported on various employment tax returns and employee W-2s and the related payroll tax deposits actually received by the IRS and (2) due to the related uncertainty of the outcome of the IRS assessments and the potential that a notice could have been issued by the IRS demanding payment during 2004 while a search continued for the records at issue.

    Subsequent to the February 11, 2004 Earnings Announcement, the Company received from the IRS a letter of abatement related to a significant portion of the Tax Assessment. The abatement letter was received well in advance of the time frame the Company was advised it would be possible for resolving the issues surrounding the matter. The Company, therefore, has reversed $6.4 million of the Tax Accrual to reflect a revised accrual of $1.0 million, which relates to other outstanding IRS assessments and related professional fees. Accordingly, the Company's revised results are set forth in summary fashion and in detail below:


                                  Summary Statements of Operations
                                           (In thousands)
                               Three Months Ended  Twelve Months Ended
                               December 31, 2003    December 31, 2003
                                As of    Revised     As of    Revised
                               Feb. 11, March 18,   Feb. 11, March 18,
                                  2004     2004       2004      2004

 Net income (loss) from
  continuing operations         $1,609    $1,609    $1,994    $1,994

 Loss from discontinued
  operations, net               (7,435)   (1,020)   (7,435)   (1,020)
 Net income (loss)            ($ 5,826)     $589  ($ 5,441)     $974

 BASIC EARNINGS PER SHARE:
   From continuing operations    $0.14     $0.14     $0.18     $0.18
   Net income (loss)            ($0.51)    $0.05    ($0.48)    $0.09

 DILUTED EARNINGS PER SHARE:
   From continuing operations    $0.14     $0.14     $0.18     $0.17
   Net income (loss)            ($0.51)    $0.05    ($0.48)    $0.08


                             Summary Balance Sheets
                                 (In thousands)
                                December 31, 2003
                                As of     Revised
                               Feb. 11,  March 18,
                                  2004      2004

Accounts payable & accrued
 liabilities                    $9,969    $3,554
Stockholders' Equity            74,469    80,884


The Company's full Revised Selected Financial Data is as follows:


                      EDGEWATER TECHNOLOGY, INC.
                   Revised Statements of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                               Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                                  2003      2002      2003      2002

Service revenues                $6,773    $4,683   $25,054   $18,666
Cost of services                 3,724     2,763    13,540    11,905
   Gross profit                  3,049     1,920    11,514     6,761

  Selling, general and
   administrative                2,623     1,898    10,080     8,833
  Depreciation and amortization
   expense                         259       239       948     1,003
  Impairment of goodwill             -     7,411         -     7,411
  Restructure costs                  -         -         -       349
    Operating income (loss)        167    (7,628)      486   (10,835)

Interest income and other, net     132       160       455       777
Income (loss) before income taxes  299    (7,468)      941   (10,058)

Benefit from tax                (1,310)        -    (1,053)        -
    Net income (loss) from
     continuing operations       1,609    (7,468)    1,994   (10,058)

    Loss from discontinued
     operations, net            (1,020)     (950)   (1,020)     (950)
    Change in accounting
     principle, net                  -         -         -   (12,451)
    Net income (loss)             $589   ($8,418)     $974  ($23,459)

BASIC EARNINGS PER SHARE:
  From continuing operations     $0.14    ($0.65)    $0.18    ($0.87)
  Net income (loss)              $0.05    ($0.73)    $0.09    ($2.03)

DILUTED EARNINGS PER SHARE:
  From continuing operations     $0.14    ($0.65)    $0.17    ($0.87)
  Net income (loss)              $0.05    ($0.73)    $0.08    ($2.03)

Weighted Average Shares
 Outstanding - Basic            11,401    11,507    11,381    11,575
Weighted Average Shares
 Outstanding - Diluted          11,897    11,507    11,703    11,575


                      EDGEWATER TECHNOLOGY, INC.
               Revised Summary Balance Sheet Information
                            (In thousands)

                                            December 31,  December 31,
                                                 2003          2002

Assets
   Cash and marketable securities              $44,259       $46,782
   Accounts receivable, net                      3,532         2,647
Fixed assets, net                                1,309         1,606
Deferred tax asset, net                         22,175        22,884
Intangible assets, net                          13,135        11,614
Prepaid expenses and Other assets                2,121           960
Total Assets                                   $86,531       $86,493

Liabilities and Equity
Accounts payable & accrued liabilities          $3,554        $4,334
Accrued payroll & related liabilities            2,009           882
Other liabilities                                   84           240
Stockholders' Equity                            80,884        81,037
Total Liabilities & Stockholders' Equity       $86,531       $86,493

Shares Outstanding                              11,366        11,485


    About Edgewater Technology, Inc.

    Founded in 1992, Edgewater Technology, Inc. is an award-winning consulting and systems integration firm that specializes in tailored technology solutions for middle-market companies and divisions of Global 2000 companies. Headquartered in Wakefield, Massachusetts, the Company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit www.edgewater.com or call 781-246-3343.

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our outlook concerning estimated tax reserve accruals and potential penalties and interest. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as "will," "provide," "focused," "believe," "continue," "remain," "optimistic," and "emerge," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: the failure to obtain remaining predecessor entity tax records that are not in our control and/or successfully resolve remaining outstanding tax disputes and penalties. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2003.

    CONTACT: Edgewater Technology, Inc.
             Kevin Rhodes or Barbara Warren-Sica, 781-246-3343